Exhibit 99.1

CERTIFICATION

Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code

     I certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (the “10-Q”) of GEO Specialty Chemicals, Inc. (“GEO”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the 10-Q fairly presents, in all material respects, the financial condition and results of operations of GEO as of the dates and for the periods covered by the 10-Q.

GEO Specialty Chemicals, Inc.

Date: November 12, 2002	By: /s/ George P. Ahearn

George P. Ahearn

President and Chief Executive Officer